SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Aether Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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May 9, 2003

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Aether Systems, Inc. We will be holding the Annual Meeting on June 18, 2003 at the Baltimore Marriott Inner Harbor Hotel, 110 South Eutaw Street, Baltimore, Maryland 21201, at 10:00 a.m., local time.

      At the 2003 Annual Meeting, we will ask you to:

•	Elect nine members to the Board of Directors;

•	Ratify the appointment of KPMG LLP as independent accountants for the fiscal year ending December 31, 2003; and

•	Transact such other business as properly comes before the meeting.

      We have enclosed with this letter a Notice of the Annual Meeting of Stockholders, a Proxy Statement, a proxy card and a return envelope. We have also enclosed Aether Systems, Inc.’s Annual Report for the fiscal year ended December 31, 2002.

      The Board of Directors of Aether recommends that stockholders vote for election of the board’s nominees for director and for approval of the other proposal.

      Whether or not you plan to attend the Annual Meeting, please sign and promptly return your proxy card in the enclosed postage paid envelope. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy.

Sincerely,

David S. Oros
Chairman of the Board
and Chief Executive Officer

Your Vote is Important

Please execute and return the enclosed Proxy promptly,
whether or not you plan to attend the Aether Systems, Inc. Annual Meeting.

AETHER SYSTEMS, INC.

11460 CRONRIDGE DRIVE
OWINGS MILLS, MARYLAND 21117

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	June 18, 2003
TIME:	10:00 a.m. local time
PLACE:	Baltimore Marriott Inner Harbor Hotel 110 South Eutaw Street Baltimore, Maryland 21201

YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT TO US.

Dear Stockholder:

      At the 2003 Annual Meeting, we will ask you to:

      1. Elect nine directors, each for a one-year term;

2.	Ratify the appointment by the Board of Directors of the firm of KPMG LLP as independent public accountants of Aether for the fiscal year ending December 31, 2003; and

      3. Transact such other business as may properly come before the Annual Meeting.

      You will be able to vote your shares at the Annual Meeting if you were a stockholder of record at the close of business on April 25, 2003.

BY ORDER OF THE BOARD OF DIRECTORS

David C. Reymann
Secretary

Owings Mills, Maryland

May 9, 2003

AETHER SYSTEMS, INC.

11460 CRONRIDGE DRIVE
OWINGS MILLS, MARYLAND 21117

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 18, 2003

      This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 2003 Annual Meeting of Aether Systems, Inc. (“Aether”). The 2003 Annual Meeting will be held on June 18, 2003 at the Baltimore Marriott Inner Harbor Hotel, 110 South Eutaw Street, Baltimore, Maryland 21201.

      This Proxy Statement provides detailed information about the Annual Meeting, the proposals you will be asked to vote on at the Annual Meeting, and other relevant information. The Board of Directors (“Board”) of Aether is soliciting these proxies.

      At the Annual Meeting, you will be asked to vote on the following proposals:

1.	Elect nine directors, each for a one-year term;

2.	Ratify the appointment by the Board of Directors of the firm of KPMG LLP as independent public accountants of Aether for the fiscal year ending December 31, 2003; and

3.	Such other matters as may properly come before the meeting.

      The Board of Directors recommends that the stockholders vote for election of the board’s nominees for director and for approval of the other proposal.

      On May 9, 2003, we began mailing this proxy statement to people who, according to our records, owned common shares of Aether as of the close of business on April 25, 2003. We have mailed with this proxy statement a copy of Aether’s Annual Report.

INFORMATION ABOUT THE 2003 ANNUAL MEETING AND VOTING

The Annual Meeting

      The Annual Meeting will be held on June 18, 2003 at the Baltimore Marriott Inner Harbor Hotel, 110 South Eutaw Street, Baltimore, Maryland 21201, at 10:00 a.m. local time.

This Proxy Solicitation

      We are sending you this proxy statement because Aether’s Board of Directors is seeking a proxy to vote your shares at the Annual Meeting. This proxy statement is intended to assist you in deciding how to vote your shares. On May 9, 2003, we began mailing this proxy statement to all people who, according to our stockholder records, owned shares at the close of business on April 25, 2003.

      Aether is paying the cost of requesting these proxies. Aether’s directors, officers and employees may request proxies in person or by telephone, mail, facsimile or otherwise, but they will not receive additional compensation for their services. Aether will reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of our shares.

Voting Your Shares

      You may vote your shares at the Annual Meeting either in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card in time to be received by us before the Annual Meeting. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the Annual Meeting in accordance with the instructions you give on the proxy card.

      If you decide to vote by proxy, your proxy card will be valid only if you sign, date and return it before the Annual Meeting, to be held on June 18, 2003.

      In the election of directors, the nine nominees for director who receive the most votes will be elected. If you do not vote for a particular nominee, or you indicate “WITHHELD” on your proxy card, your vote will not count either for or against the nominee. For the other proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” as to the proposal, it has the same effect as a vote “AGAINST” the proposal.

      If you are a beneficial owner and do not provide the shareowner of record with voting instructions, your shares may constitute broker non-votes. If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on all of the proposals scheduled to be presented at this year’s meeting. If there nevertheless are broker non-votes, in tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal and will not be considered votes cast for the foregoing purposes. Thus, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting.

      Failure to return a proxy or vote in person will not affect the outcome of the proposals as long as a quorum is achieved. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of Aether’s nominees to the Board, and “FOR” all other items described in this proxy statement and in the discretion of the proxy holders on any other matters that properly come before the meeting).

      We have described in this proxy statement all the proposals that we expect will be made at the Annual Meeting. If we or a stockholder properly present any other proposal to the meeting, the proxies have discretion to vote your shares on the proposal as they see fit.

Revoking Your Proxy

      If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy in one of three ways:

•	You may notify the Secretary of Aether in writing that you wish to revoke your proxy. Please contact: Aether Systems, Inc., 11460 Cronridge Drive, Owings Mills, Maryland 21117, Attention: David C. Reymann, Secretary. We must receive your notice before the time of the Annual Meeting.

•	You may submit a proxy dated later than your original proxy.

•	You may attend the Annual Meeting and vote. Merely attending the Annual Meeting will not by itself revoke a proxy; you must obtain a ballot and vote your shares to revoke the proxy.

Vote Required for Approval

      Shares Entitled to Vote. On April 25, 2003 (the “Record Date”), 42,471,231 shares of our common stock were issued and outstanding. Each share issued and outstanding on the Record Date will be entitled to one vote on each of the proposals.

      Quorum. The quorum requirement for holding the meeting and transacting business is that a majority of the shares issued and outstanding on the Record Date be present in person or represented by proxy and entitled to be voted. Accordingly, 21,235,616 shares must be present in person or by proxy for a quorum to be present. If a quorum is not present, a vote cannot occur. Both abstentions and broker non-votes are counted as present for the purposes of determining the presence of a quorum.

      Votes Required. In the election of directors, the nine persons receiving the highest number of “FOR” votes will be elected. The other proposal requires the affirmative “FOR” vote of a majority of those shares present and entitled to vote.

Additional Information

      We are mailing our Annual Report for the fiscal year ended December 31, 2002, including consolidated financial statements, to all shareholders entitled to vote at the Annual Meeting, together with this proxy statement. The Annual Report does not constitute a part of the proxy solicitation material.

Proposal 1:

Election of Directors

      Nominees for election to the Board of Directors are:

J. Carter Beese, Jr.
James T. Brady
George M. Davis
Jack B. Dunn IV
Edward J. Mathias
David S. Oros
Truman T. Semans
George P. Stamas
Kendra A. VanderMeulen

      Each director will be elected to serve for a one-year term, unless he or she resigns or is removed before his or her term expires, or until his or her replacement is elected and qualified. All of the nine nominees are currently members of the Board of Directors and have consented to serve as directors if re-elected. More detailed information about each of the nominees is available in the section of this proxy statement titled “Directors and Executive Officers,” which begins on page 8.

      NexGen Technologies, L.L.C. (“NexGen”) and Telcom-ATI Investors, L.L.C. (“Telcom-ATI”) together hold approximately 14.7% of the shares of our common stock. They are parties to a stockholders agreement that governs voting for our directors. The agreement requires each party to vote all its shares for one director named by NexGen, one director named by Telcom-ATI and one director named jointly by NexGen and Telcom-ATI. Pursuant to this agreement, NexGen has named Mr. Oros as its designee. Telcom-ATI is not exercising its right to designate directors. The agreement terminates with respect to a party if that party holds less than a certain percentage of the shares it held in Aether at the time of our initial public offering.

      If any of the nominees cannot serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees; however, if the nominee is a designee of a party to the stockholders agreement, then the Board of Directors will designate a substitute nominee named by the respective entity who designated the vacating representative. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. Alternatively, the Board of Directors may also decide to leave the board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board.

      Proxies at the Annual Meeting may not be voted for more than nine directors.

Recommendation

      The Board of Directors unanimously recommends a vote “FOR” each of the nominees to the Board of Directors.

Proposal 2:

Ratification of Independent Auditors

      The Board of Directors has appointed KPMG LLP, an international accounting firm of independent certified public accountants, to act as independent accountants for Aether and its consolidated subsidiaries for 2003. The Board believes that KPMG’s experience with and knowledge of Aether are important, and would like to continue this relationship. KPMG has advised Aether that the firm does not have any direct or indirect financial interest in Aether or any of its subsidiaries, nor has KPMG had any such interest since Aether’s inception in 1996 other than as a provider of auditing and accounting services.

      In making the recommendation for KPMG to continue as independent accountants for the year ended December 31, 2003, the Audit Committee reviewed past audit results and the non-audit services performed during 2002 and proposed to be performed during 2003. In selecting KPMG, the Audit Committee and the Board of Directors carefully considered KPMG’s independence. The Audit Committee has determined that the performance of the non-audit services performed by KPMG did not impair the independence of KPMG.

      KPMG has confirmed to Aether that it is in compliance with all rules, standards and policies of the Independent Standards Board and the Securities and Exchange Commission (“SEC”) governing auditor independence.

      A representative of KPMG is expected to attend the Annual Meeting. The KPMG representative will have the opportunity to make a statement if he or she desires to do so and will be able to respond to appropriate questions from stockholders.

Recommendation

      The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of KPMG.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to beneficial ownership of our common stock as of April 25, 2003, as to:

•	each of our directors and named executive officers individually;

•	all our directors and executive officers as a group; and

•	each person (or group of affiliated persons) known by us to own beneficially more than 5% of our outstanding common stock.

      For the purposes of calculating percentage ownership as of April 25, 2003, 42,471,231 shares were issued and outstanding and, for any individual who beneficially owns shares of restricted stock that will vest or shares represented by options that are or will become exercisable, on or before June 24, 2003, those shares are treated as if outstanding for that person, but not for any other person. In preparing the following table, we relied upon statements filed with the SEC by beneficial owners of more than 5% of the outstanding shares of our common stock pursuant to Section 13(d) or 13(g) of the Securities Act of 1934, unless we knew or had reason to believe that the information contained in such statements was not complete or accurate, in which case we relied upon information which we considered to be accurate and complete. Unless otherwise indicated, the address of each of the individuals and entities named below is: c/o Aether Systems, Inc., 11460 Cronridge Drive, Owings Mills, Maryland 21117.

	Beneficial Ownership
	of Shares

Name and Address	Number	Percent

Directors and executive officers:
David S. Oros(1)	5,411,146	12.5%
George M. Davis(2)	208,734	*
David C. Reymann(3)	99,184	*
Michael S. Mancuso(4)	74,305	*
Gregg E. Smith(5)	42,334	*
J. Carter Beese, Jr.(6)	189,302	*
James T. Brady	2,500	*
Jack B. Dunn IV	0	*
Edward J. Mathias(7)	37,700	*
Truman T. Semans(8)	48,854	*
George P. Stamas(9)	91,868	*
Kendra A. VanderMeulen	0	*
All directors and officers as a group (14 persons)(10)	6,290,395	14.4%

	Beneficial Ownership
	of Shares

Name and Address	Number	Percent

5% stockholders:
NexGen Technologies, L.L.C.	3,326,757	7.8%
Telcom-ATI Investors, L.L.C.	2,902,027	6.8%
211 N. Union St.,
Suite 300
Alexandria, VA 22314
Putnam, LLC d/b/a Putnam Investments(11)	3,003,891	7.1%
One Post Office Square
Boston, MA 02109
CCM Master Fund, Ltd.	2,119,860	5.0%
Coghill Capital Management, L.L.C.
Clint D. Coghill(12)
One North Wacker Drive, Suite 4725
Chicago, IL 60606

*	Less than 1%.

(1)	Includes 3,326,757 shares of common stock owned by NexGen Technologies, L.L.C. over which Mr. Oros exercises voting and investment control by virtue of his position as managing member of NexGen. Also includes exercisable warrants to purchase 812,500 shares of common stock and exercisable options to purchase 30,600 shares of common stock. Excludes 63,000 shares of unvested restricted stock.
(2)	Includes exercisable warrants to purchase 45,000 shares of common stock and exercisable options to purchase 128,000 shares of common stock. Excludes 32,766 shares of unvested restricted stock.
(3)	Includes exercisable warrants to purchase 5,416 shares of common stock and exercisable options to purchase 75,834 shares of common stock. Excludes 21,066 shares of unvested restricted stock.
(4)	Includes exercisable options to purchase 65,619 shares of common stock. Excludes 15,666 shares of unvested restricted stock.
(5)	Includes exercisable options to purchase 34,500 shares of common stock. Excludes 8,166 shares of unvested restricted stock.
(6)	Includes exercisable options to purchase 48,600 shares of common stock. Excludes 3,326,757 shares of common stock owned by NexGen, in which Mr. Beese has a currently exercisable option to become a non-managing member.
(7)	The address for Mr. Mathias is c/o The Carlyle Group, 1001 Pennsylvania Avenue, NW, Washington, DC 20004. Includes 15,000 shares of common stock held indirectly in a retirement account and 4,700 shares of common stock held as custodian for Ellen Mathias.
(8)	Includes 30,000 shares of common stock held jointly by Mr. Semans and his wife, 204 shares of common stock issuable upon conversion of convertible subordinated notes held by Mr. Semans, and 18,650 shares of common stock held by the Semans Scholarship Fund at the Lawrenceville School at which Mr. Semans is a trustee emeritus.
(9)	Includes exercisable options to purchase 35,600 shares of common stock.

(10)	Includes all shares listed above, plus 195 shares, exercisable options to purchase 78,125 shares of common stock and 1,000 restricted shares that vested May 1, 2003.
(11)	Based solely on reports filed by this entity with the Securities and Exchange Commission as of April 25, 2003. Includes 996,600 shares beneficially owned by Putnam Investment Management, LLC and 2,007,291 shares beneficially owned by The Putnam Advisory Company, LLC, each of which is a subsidiary of Putnam, LLC d/b/a Putnam Investments.
(12)	Based solely on reports filed by this entity with the Securities and Exchange Commission as of April 25, 2003. CCM Master Fund, Ltd., Coghill Capital Management, L.L.C., and Clint D. Coghill share voting power and share dispositive power over the 2,119,860 common shares. Mr. Coghill is the managing member of Coghill Capital Management, L.L.C., which is an entity that serves as the investment manager of CCM Master Fund, Ltd.

DIRECTORS AND EXECUTIVE OFFICERS

      Set forth below is certain information relating to Aether’s executive officers and directors who will continue to serve after the Annual Meeting.

Name	Age	Position

David S. Oros	43	Chairman of the Board and Chief Executive Officer
George M. Davis	47	President and Vice Chairman
David C. Reymann	44	Chief Financial Officer
Michael S. Mancuso	57	President, Mobile Government
Gregg E. Smith	41	President, Enterprise Mobility Solutions
Frank E. Briganti	45	President, Transportation and Logistics
John Clarke	40	Senior Vice President, Business Operations
J. Carter Beese, Jr.(1)	46	Director
James T. Brady(2)	62	Director
Jack B. Dunn IV(3)	52	Director
Edward J. Mathias(1)	61	Director
Truman T. Semans(2)	76	Director
George P. Stamas(2)	52	Director
Kendra VanderMeulen(1)	51	Director

(1)	Member of the compensation committee.

(2)	Member of the audit committee.

(3)	Mr. Dunn was a member of the audit committee until January 2003.

      David S. Oros founded Aether in 1996, and currently serves as our chairman and chief executive officer. Mr. Oros also serves on the board of directors of Novatel Wireless Inc. and Corvis Corp. From 1994 until 1996, Mr. Oros was president of NexGen Technologies, L.L.C., a wireless software development company that contributed all of its assets to Aether. From 1992 until 1994, he was president of the Wireless Data Group at Westinghouse Electric (“Westinghouse”). Prior to that, Mr. Oros spent from 1982 until 1992 at Westinghouse directing internal research and managing large programs in advanced airborne radar design and development. Mr. Oros received a B.S. in mathematics and physics from the University of Maryland, and holds a U.S. patent for a multi-function radar system.

      George M. Davis is our president and vice chairman. He previously served as our chief operating officer and president of our enterprise solutions division. He joined us in September 1996 as vice president, business development, to lead initiatives required to launch, maintain and develop business opportunities for our services. From September 1994 until September 1996, Mr. Davis was director of enterprise management systems at Northrop Grumman Corp. (“Northrop”). Prior to that time, Mr. Davis spent more than 14 years at Westinghouse where he managed advanced military electronic development and production projects. He received a B.S. in business and economics from Bethany College.

      David C. Reymann has served as our chief financial officer since joining us in June 1998. Mr. Reymann is also responsible for our treasury management services, investor relations and human resources. Before joining us, Mr. Reymann was director of finance and accounting for The Sweetheart Cup Company from June 1996 until May 1998, where he managed the financial analysis department and the accounting operations for 11 North American manufacturing plants. Prior to that, Mr. Reymann spent 12 years with Procter & Gamble, serving in several key finance, accounting and operations positions. Prior to that, Mr. Reymann spent five years at Ernst & Young, where he most recently specialized in emerging growth companies. Mr. Reymann received a B.S. in accounting from the University of Baltimore, and is a certified public accountant.

      Michael S. Mancuso has served as our president, mobile government since January 2003. Prior to then, Mr. Mancuso served in a variety of roles including as our group president, mobile government, small business solutions and international and as our executive vice-president, vertical business unit operations, engineering services group and sales organization since the closing of our Cerulean Technology Inc. (“Cerulean”) acquisition in September 2000. From December 1999 until September 2000, he was the president and chief operating officer at Cerulean. Mr. Mancuso served as vice president of U.S. sales and services at the Data General division of EMC Corporation and as vice president of Data General’s original equipment manufacturers division from June 1997 until December 1999. He also served as general manager within Hewlett-Packard Company’s healthcare information systems division from February 1995 until June 1997. Previously, Mr. Mancuso was at Digital Equipment Corporation/Compaq where he held leadership positions in sales and marketing. Mr. Mancuso holds a B.S. in finance/accounting from the University of Massachusetts and an M.B.A. from Babson College.

      Gregg E. Smith has served as our president, enterprise mobility solutions since November 2002. Mr. Smith joined Aether in March 2000 as vice president, business affairs and was later named corporate vice president, enterprise solutions division and then senior vice president, strategic business development. He has managed Aether’s relationships with hardware manufacturers, systems integrators, carriers and independent software vendors. From 1999 to March 2000, Mr. Smith was president and chief operating officer of Karch International, Inc. (“Karch”), a provider of software solutions for the health and fitness industry. At Karch, Mr. Smith’s responsibilities included operations of five product lines and management of the company’s efforts in sales, marketing, finance, investor relations, strategic planning and other areas. From 1994 to 1999, Mr. Smith served as vice president for Nurad Technologies, Inc., a wireless hardware manufacturer in networking products. Mr. Smith has a B.A. in human development from St. Mary’s College of Maryland and an M.B.A. from Johns Hopkins University.

      Frank E. Briganti has served as our president, transportation and logistics since May 2002. From February 2001 until May 2002, he was our vice president, transportation systems and director of product management for transportation and logistics and from July 2000 until February 2001, he was our director, customer implementation/customer service — wireless services. From January 1997 through June 2000, Mr. Briganti was engineering/program manager with Northrop. Mr. Briganti has a B.S. from the University of Maryland and an M.B.A. from Johns Hopkins University.

      John Clarke has served as our senior vice president, business operations since January 2002. Prior to then, Mr. Clarke has held a variety of positions since joining us in January 1996, including: corporate vice president, operations; corporate vice president, OmniSky initiative; corporate vice president, wireless hosting services; and corporate vice president, global initiatives. Mr. Clarke received a B.S. in electrical engineering from Clarkson University, a B.A. in mathematics from SUC Potsdam and an M.B.A. from Loyola College.

      J. Carter Beese, Jr. was elected a director of Aether on October 20, 1999. Since July 1998, Mr. Beese has served as president of Riggs Capital Partners, a division of Riggs National Corp., which is a venture fund that manages in excess of $100 million. Preceding his appointment to Riggs, from September 1997 until July 1998, Mr. Beese was vice chairman of the Global Banking Group at Bankers Trust. Prior to the merger of Bankers Trust and Alex. Brown, from November 1994 until September 1997, Mr. Beese was chairman of Alex. Brown International. He originally joined Alex. Brown in 1978, became an officer in 1984, and a partner in 1987. Mr. Beese served as a commissioner of the U.S. Securities and Exchange Commission from 1992 to 1994. He serves as a director on the boards of Chinadotcom and Riggs National Corp.

      James T. Brady was elected director of Aether on June 28, 2002. Mr. Brady has served as the managing director — Mid-Atlantic of Ballantrae International, Ltd., a management consulting firm, since 2000 and was an independent business consultant from May 1998 until 2000. From May 1995 to May 1998, Mr. Brady was the Secretary of the Maryland Department of Business and Economic Development. Prior to May 1995, Mr. Brady was a managing partner with Arthur Andersen LLP in Baltimore, Maryland. Mr. Brady is a director of McCormick & Company, Inc., Constellation Energy Group and T. Rowe Price Group. Mr. Brady also served as a director of Allfirst Financial Inc. and Allfirst Bank until April 2003. Mr. Brady received a B.A. from Iona College.

      Jack B. Dunn IV was elected director of Aether on June 28, 2002. Since October 1995, Mr. Dunn has been chief executive officer of FTI Consulting, Inc. (“FTI”), a multi-disciplined consulting firm with practices in the areas of financial restructuring, litigation consulting and engineering and scientific investigation. He joined FTI in 1992 as executive vice president and chief financial officer and has served as a director of FTI since May 1992 and as chairman of the board since December 1998. Mr. Dunn is a limited partner of the Baltimore Orioles. Prior to joining FTI, he was a member of the board of directors and a managing director of Legg Mason Wood Walker, Inc. and directed its Baltimore corporate finance and investment banking activities. He received a B.A. from Princeton University and a J.D. from the University of Maryland Law School.

      Edward J. Mathias was elected director of Aether on June 28, 2002. Mr. Mathias has been a managing director of The Carlyle Group, a Washington, D.C. based private merchant bank, since 1994. Mr. Mathias served as a managing director of T. Rowe Price Associates, Inc., an investment management firm, from 1971 to 1993.

      Truman T. Semans was appointed director of Aether by board resolution on September 19, 2002. Mr. Semans is founder and since 1993 has been Vice Chairman of Brown Investment Advisory & Trust Company (“Brown Advisory”), a full-service firm providing investment advisory services to families and individuals of substantial wealth. Prior to founding Brown Advisory, Mr. Semans joined Alex. Brown & Sons in August 1974 as general partner, and was a member of the executive committee, the Vice Chairman of the Board and a member of the Executive and Organization Committee. He graduated from Princeton University and attended the University of Virginia Law School.

      George P. Stamas was elected a director of Aether on October 20, 1999. Since January 2002, Mr. Stamas has been a senior partner with the law firm of Kirkland and Ellis. Also, since November 2001, Mr. Stamas has been a venture partner with New Enterprise Associates. From December 1999 until December 2001, Mr. Stamas served as the vice chairman of the board and managing director of Deutsche Banc Alex. Brown (now Deutsche Bank Securities). From April 1996 until December 1999, Mr. Stamas was a partner with the law firm of Wilmer, Cutler & Pickering. Mr. Stamas is counsel to, and a limited partner of, the Baltimore Orioles baseball team and also of Lincoln Holdings which holds interests in the Washington Wizards and Washington Capitals. Mr. Stamas also serves on the board of directors of FTI Consulting, Inc., a multi-disciplined consulting firm listed on the New York Stock Exchange and is a Senior Fellow of the U. S. Chamber of Commerce. He received a B.S. in economics from the Wharton School of the University of Pennsylvania and a J.D. from the University of Maryland Law School.

      Kendra VanderMeulen was elected director of Aether on June 28, 2002. Ms. VanderMeulen has been a strategic consultant since August 2001. From July 1994 until August 2001, she served as senior vice president of product development and strategy for AT&T Wireless (formerly McCaw Cellular Communications, Inc.), with responsibility for definition, development, introduction and management of new mobility products. Prior to joining McCaw Cellular, Ms. VanderMeulen was with Cincinnati Bell Information Systems (now Convergys), where she served as chief operating officer and president of the communication systems group. Prior to that time, she held a variety of business and technical management positions at AT&T. Ms. VanderMeulen holds a B.S. from Marietta College and an M.S. from Ohio State University.

      Directors serve for a one year term.

      Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. We expect that each of our officers will devote substantially full time to our affairs. We expect that our non-employee directors will devote such time to our affairs as is necessary to discharge their duties. There are no family relationships among any of our executive officers, directors or key employees.

Meetings of the Board of Directors and Standing Committees

      The Board of Directors held a total of eight meetings during 2002. Each of the directors attended at least 75% of the meetings of the Board.

      The standing committees of the Board of Directors include a Compensation Committee and an Audit Committee. Aether does not have a standing Nominating Committee of the Board of Directors. The Compensation Committee currently consists of Messrs. Mathias and Beese and Ms. VanderMeulen, with Mr. Mathias as its chairman. Mr. Mathias and Ms. VanderMeulen became members of the Compensation Committee on November 18, 2002. The Compensation Committee determines the compensation of senior executive officers (such as the chief executive officer and chief financial officer), subject, if the Board so directs, to the Board’s further ratification of the compensation; determines the compensation for other officers or delegates such determinations to the chief executive officer; grants options, stock or other equity interests under our stock option or other equity-based incentive plans; and administers those plans and, where such plans specify, our other employee benefit plans. The Compensation Committee held a total of three meetings during 2002. Mr. Beese attended all three of those meetings. Those meetings were held prior to the time Mr. Mathias and Ms. VanderMeuelen became members of the Compensation Committee.

      The Audit Committee currently consists of Messrs. Brady, Semans and Stamas, with Mr. Brady as its chairman. Until January 8, 2003, Mr. Dunn was also a member of the Audit Committee, at which time he was replaced by Mr. Semans. All members of the Audit Committee, including Mr. Dunn, are independent directors, as independence is defined under Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. The Audit Committee’s responsibilities are described in a written charter adopted by the Board of Directors. The Audit Committee makes recommendations to the Board concerning the engagement of independent accountants; reviews with the independent accountants the plans and results of the audit engagement; approves professional services provided by the independent accountants; considers the range of audit and non-audit fees; verifies that auditors are independent of management and are objective in their findings; reviews results of annual independent audit, which includes a management letter regarding recommendations on internal control and process improvements. A report of the Audit Committee can be found on page 19 of this proxy statement. The Audit Committee held a total of 11 meetings during 2002, and each of the members attended at least 75% of the meetings of the Audit Committee.

Director Compensation

      Directors receive $5,000 for each Board meeting they attend, reimbursement for reasonable travel expenses relating to attendance at Board meetings and discretionary grants of stock options. Audit Committee members receive $2,000 for each Audit Committee meeting they attend, and James Brady, as Chairman of the Audit Committee, receives a $7,500 annual retainer. Directors who are employees are eligible to participate in our equity incentive plan. The following table identifies options that we have granted to our current non-employee directors since January 1, 2002.

	Number of Shares
	Underlying	Exercise		Expiration
Non-Employee Director	Options (#)	Price ($)	Vesting Date (1)	Date

J. Carter Beese, Jr.	100,000	$2.95	25% on 6/28/03 and 25% annually on the following three anniversaries	6/27/12
James T. Brady	100,000	$2.95	25% on 6/28/03 and 25% annually on the following three anniversaries	6/27/12
Jack B. Dunn IV	100,000	$2.95	25% on 6/28/03 and 25% annually on the following three anniversaries	6/27/12
Edward Mathias	100,000	$2.95	25% on 6/28/03 and 25% annually on the following three anniversaries	6/27/12
Truman T. Semans	100,000	$2.64	33 1/3% on 11/18/03 33 1/3% annually on the following two anniversaries	11/17/12
George P. Stamas	100,000	$2.95	25% on 6/28/03 and 25% annually on the following three anniversaries	6/27/12
Kendra A. VanderMeulen	100,000	$2.95	25% on 6/28/03 and 25% annually on the following three anniversaries	6/27/12

(1)	Options vest immediately upon a change of control.

Executive Officer Compensation

      Summary Compensation. The following table sets forth compensation for 2000, 2001 and 2002 awarded to, earned by or paid to our chief executive officer and the four other most highly paid executive officers. We refer to these five officers as the “named executive officers.”

					Long-Term Compensation

	Annual Compensation				Restricted	Shares	All Other
					Stock Awards	Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		($) (3)	Options (#)	($)

David S. Oros	2002	$200,000	—		—	100,000	—
Chairman and	2001	$200,000	—		—	18,000	—
Chief Executive Officer	2000	$200,000	—		—	350,000	—
George M. Davis	2002	$229,639	$60,000		$37,500	130,000	—
President and Vice Chairman	2001	$210,231	$20,000		—	98,000	—
	2000	$200,000	$40,000		—	145,000	—
David C. Reymann	2002	$174,750	$30,000		$37,500	30,000	—
Chief Financial Officer	2001	$157,673	$20,000		—	50,000	—
	2000	$150,000	$30,000		—	80,000	—
Michael S. Mancuso(1)	2002	$200,000	$75,000		$37,500	30,000	—
President, Mobile Government	2001	$200,000	$91,200	(2)	—	50,000	$55,000	(5)
	2000	$34,615	$22,192		—	73,119 (4)	—
Gregg E. Smith	2002	$171,635	$75,000		$37,500	70,000	—
President, Enterprise Mobility	2001	$135,962	$38,750		—	50,000	$1,250	(6)
Solutions	2000	$94,969	$19,536		—	25,000	$21,750	(7)

(1)	Mr. Mancuso became executive vice president, vertical markets in September 2000 upon the completion of our acquisition of Cerulean and was not an executive officer as of December 31, 2000. In January 2003, Mr. Mancuso became president, mobile government.

(2)	This amount reflects an additional bonus for 2001 of $31,200 that was paid in the second quarter of 2002.

(3)	On April 10, 2002, Aether granted 10,000 shares of restricted stock to each of Messrs. Davis, Reymann, Mancuso and Smith. The value of each grant of 10,000 shares of restricted stock on December 31, 2002 was $37,600. The shares vested 33 1/3% on April 1, 2003 and will vest 33 1/3% annually on the following two anniversaries. On December 31, 2002, Mr. Oros had 31,500 vested restricted shares, valued at $84,420 on such date and 63,000 unvested restricted shares, valued at $236,880 on such date; Mr. Davis held 13,050 vested restricted shares, valued at $36,918 on such date and 36,100 unvested restricted shares, valued at $135,736 on such date; Mr. Reyman held 7,200 vested restricted shares, valued at $20,511 on such date and 24,400 unvested restricted shares, valued at $91,744 on such date; Mr. Mancuso held 4,500 vested restricted shares, valued at $12,060 on such date and 19,000 unvested restricted shares, valued at $71,440 on such date; and Mr. Smith held 1,500 vested restricted shares, valued at $6,300 on such date and 13,000 unvested restricted shares, valued at $48,800 on such date. If dividends were paid on Aether’s common stock, dividends would not be paid on unvested shares of restricted stock.

(4)	Of these options, 23,119 were granted to Mr. Mancuso to replace options that he held for shares of Cerulean stock.

(5)	Compensation pursuant to a retention agreement entered into with Mr. Mancuso in connection with Aether’s acquisition of Cerulean, of which Mr. Mancuso was an officer.

(6)	Amount represents a referral bonus.

(7)	Amount represents a signing bonus and referral bonuses.

      Option Grants in Last Fiscal Year. The following table shows information regarding stock options granted to the named executive officers during the year ended December 31, 2002. No stock appreciation rights were granted to these individuals during the year. All shares were granted under Aether’s 1999 Equity Incentive Plan.

	Individual Grants					Potential Realizable
						Value at Assumed Annual
	Number of		Percent of			Rates of Stock Price
	Shares		Total Options			Appreciation for
	Underlying		Granted to	Exercise		Option Term ($)
	Option		Employees in	Price Per	Expiration
Name	Granted (#)		Fiscal Year	Share ($)	Date (1)	5% (2)	10% (2)

David S. Oros	100,000	(3)	3.09%	$2.95	06/27/12	$468,801	$729,517
George M. Davis	100,000	(3)		$2.95	06/27/12	$468,801	$729,517
	30,000	(4)	4.02%	$3.75	04/09/12	$176,891	$272,464
David C. Reymann	30,000	(4)	0.93%	$3.75	04/09/12	$176,891	$272,464
Michael S. Mancuso	30,000	(4)	0.93%	$3.75	04/09/12	$176,891	$272,464
Gregg S. Smith	30,000	(4)		$3.75	04/09/12	$176,891	$272,464
	40,000	(5)	2.17%	$7.46	01/27/12	$468,801	$729,517

(1)	Options expire 90 days after the termination of employment of the option holder.

(2)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the SEC and are based on the assumption that the exercise price was the fair market value of the shares on the date of grant. There is no assurance provided to any executive officer or any other holder of our securities that the actual price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level.

(3)	Options will vest 25% on June 28, 2003 and 25% annually on the following three anniversaries.

(4)	Options vested 33 1/3% on April 10, 2003 and will vest 33 1/3% annually on the following two anniversaries.

(5)	Options vested 25% on January 28, 2003 and will vest 25% annually on the following three anniversaries.

      Aggregate Option Exercises and Holdings. The following table provides information concerning option exercises during the year ended December 31, 2002, and the shares represented by outstanding options held by each of the named executive officers as of December 31, 2002.

			Number of Shares Underlying		Value of Unexercised
			Unexercised Options at		In-The-Money Options at
	Shares		Fiscal Year-End (#)		Fiscal Year-End ($)(1)
	Acquired On	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

David S. Oros	0	—	843,100	100,000	$1,414,800	$81,000
George M. Davis	0	—	163,000	190,000	$267,450	$81,300
David C. Reymann	0	—	71,250	67,500	$58,992	$300
Michael S. Mancuso	0	—	55,619	97,500	$0	$300
Gregg S. Smith	0	—	14,500	110,500	$0	$300

(1)	Options were “in the money” to the extent the closing price of Aether’s common stock on December 31, 2002 exceeded the exercise price of the options. The value of unexercised options represents the difference between the exercise price of net options and $3.76, which was the last reported sale price of Aether common stock on December 31, 2002.

      Long-Term Incentive Plan Awards. The following table sets forth each award of restricted shares made to the named executive officers during the year ended December 31, 2002 under any long-term incentive plan.

Long-Term Incentive Plans — Awards in Last Fiscal Year

	Number of
Name	Shares	Period Until Maturation

Davis S. Oros	0	N/A
George M. Davis	10,000	3,334 vested on April 1, 2003; 3,333 will vest on April 1, 2004; 3,333 will vest on April 1, 2005
David C. Reymann	10,000	3,334 vested on April 1, 2003; 3,333 will vest on April 1, 2004; 3,333 will vest on April 1, 2005
Michael S. Mancuso	10,000	3,334 vested on April 1, 2003; 3,333 will vest on April 1, 2004; 3,333 will vest on April 1, 2005
Gregg E. Smith	10,000	3,334 vested on April 1, 2003; 3,333 will vest on April 1, 2004; 3,333 will vest on April 1, 2005

Employment Agreements; Other Agreements

      We have entered into an employment contract with Mr. Oros, which became effective June 22, 1999, and provides for a salary of $200,000 per year, a performance bonus of up to $100,000 per year, and additional bonuses based on annual revenue targets and proceeds raised from private placements of our equity securities in 1999. The contract has an initial term expiring in June 2002, and automatically extends for additional one month increments until terminated by Aether or Mr. Oros on 15 days notice. Pursuant to the contract, in 1999 we granted Mr. Oros a warrant to acquire 875,000 shares of our common stock. The warrant currently has an exercise price of $1.60 per share of common stock. Mr. Oros subsequently received our permission to assign part of his warrant, leaving him with a warrant to acquire 775,000 shares. We also gave Mr. Oros the right to allocate to key employees of his choosing warrants to acquire 125,000 shares of common stock having the same terms and conditions. Mr. Oros awarded warrants for 106,250 shares of our common stock to current and past executive officers of Aether. In 1999, Mr. Oros also received a warrant to acquire 175,000 shares of our common stock at an exercise price of $4 per share.

From this grant, Mr. Oros subsequently assigned a warrant exercisable for 17,500 shares of our common stock. Each of these warrants became exercisable upon completion of our initial public offering. Warrants that Mr. Oros and other named executive officers continue to hold are included in the table headed “Aggregate Option Exercises and Holdings,” above. If we terminate Mr. Oros without cause, he is entitled to receive from us an amount equal to the salary he would have received during the balance of the term of the employment contract. Under the contract, “cause” means committing an act of gross negligence or other willful act that materially adversely affects Aether, refusing to comply in any material respect with specific directions of our Board of Directors, or being convicted or pleading guilty or no contest to any felony or any misdemeanor involving fraud, breach of trust or misappropriation.

      On June 8, 2001, we entered into an employment agreement with Mr. Reymann. The agreement has an initial term expiring in June 2003, and automatically extends for additional one year increments until terminated by Aether or Mr. Reymann on 90 days notice before the end of the initial term or the extensions. The agreement provides for a salary of not less than $150,000 per year and annual bonuses to be established by the Board, the Compensation Committee or, if the board directs, our chief executive officer or president. Mr. Reymann may resign with 90 days notice to Aether. If we terminate Mr. Reymann without cause or he resigns for good reason, he is entitled to receive an amount equal to 12 months’ salary, COBRA group health coverage premium costs, immediate vesting of options, restricted stock or other equity instruments, and a pro rata share of the bonus for the year of his termination. Under the agreement, “good reason” means Aether materially breaches the agreement or materially reduces Mr. Reymann’s title, authority or responsibilities, and “cause” means committing a material breach of the agreement, committing an act of gross negligence with respect to Aether or otherwise acting with willful disregard for Aether’s best interests, or being convicted of or pleading guilty or no contest to a felony or, with respect to his employment, committing either a material dishonest act or common law fraud or knowingly violating any federal or state securities or tax laws. The agreement provides that if there is a change in control of Aether and within 12 months Mr. Reymann resigns for good reason or is terminated without cause, all options, restricted stock or other equity instruments held by Mr. Reymann will become fully exercisable. A “change in control” means the occurrence of any of the following: a sale of all or substantially all of Aether’s assets, the dissolution or liquidation of Aether, a person or group purchasing over half of Aether’s voting securities, a merger or consolidation of Aether, a successful proxy contest replacing at least a majority of our board of directors, or during any two year period the incumbent board ceasing to constitute a majority of the board, provided that individuals that a majority of the incumbent directors approve for service on the board are treated as incumbent directors.

      Each of Messrs. Davis, Mancuso and Smith are entitled, if there is a change in control of Aether and within 12 months his position is substantially diminished or he is terminated without cause, to compensation equal to one year of his base salary at the time of termination and all options, restricted stock or other equity instruments held by him will become fully exercisable at the time of termination. A change of control under these arrangements has the same meaning as described above with respect to Mr. Reymann’s employment agreement.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of Aether’s Board of Directors consists solely of three non-employee directors. The Compensation Committee determines all compensation paid or awarded to Aether’s key executive officers, except that Aether’s Board has delegated to Mr. Oros, as a Board Committee of one, the ability to grant options for up to 40,000 shares, subject to his duty to report periodically to the Compensation Committee.

      Philosophy. The Compensation Committee’s goal is to recruit and retain executives with superior talent. To do so, the Committee attempts to offer competitive and fair compensation that rewards executives for exceptional performance and holds them accountable for Aether’s performance. Particular objective factors that the Committee believes are important in assessing performance include growth in Aether’s customer base, the development and execution of strategy that focuses on core revenue-generating opportunities, growth in revenue, earnings before interest expense, taxes, depreciation, and amortization, and earnings per share. Additionally, more subjective factors the Committee believes are important in evaluating performance include success in leveraging and creating value-added business relationships, continuing to improve overall efficiencies, and hiring and retention of key employees.

      In establishing appropriate levels for base salary, the Compensation Committee considers the market for senior executives of public companies in businesses comparable to Aether’s, based on their own business experience. The Committee also considers the particular officer’s overall contributions to Aether over the past year and previously. Annual performance bonuses are based on the Compensation Committee’s evaluation of the executive’s performance in achieving general annual goals relating to the metrics specified in the preceding paragraph as well as other contributions that enhance Aether’s value. Stock grants are designed to reward an executive officer for his overall contribution to Aether and to serve as an incentive to achieve Aether’s goal of increasing shareholder value.

      Executive officers’ compensation consists primarily of three components: (i) base salary, (ii) cash bonus and (iii) stock grants.

      Base Salary. The Committee establishes base salaries after considering a variety of factors that determine an executive’s value to Aether, including the individual’s knowledge, experience, and accomplishments and the level of responsibility assumed. The Committee also sets base salaries at levels it considers necessary to retain key employees. Aether did not grant any base salary increases for 2003 to any senior executives.

      Cash Bonus. The Committee determined a cash bonus allocation for the fiscal year ended December 31, 2002. Individual cash bonuses are based on the evaluation of the performance and accomplishments of each executive officer in achieving various specified goals for the year. Senior executives of Aether, exclusive of the CEO and two other executives of Aether who had unique arrangements, were generally granted cash bonuses averaging approximately 11% of their year 2002 salaries. The two executive officers received bonuses based upon metrics specified in the paragraph above entitled “Philosophy” as well as other contributions that enhance Aether’s value.

      Stock Grants. The Committee believes achievement of Aether’s goals may be fostered by a stock grant program that is tailored to employees who significantly enhance Aether’s value. The Compensation Committee determined each individual’s stock grant. Stock grants are based on the Committee’s overall evaluation of the performance and accomplishments of each executive officer in achieving various specified goals for the year, and can be in the form of stock options and/or restricted shares. Each executive officer, exclusive of the CEO, received a stock grant of which 75% was issued as stock options, and 25% as restricted shares. The grant occurred in April 2002 as part of an annual grant for which all employees (including executive officers) are eligible as part of Aether’s performance management process.

      Chief Executive Officer’s Compensation. Mr. Oros is one of Aether’s largest stockholders. His financial well-being is therefore directly tied to Aether’s performance as reflected in the price per share of common stock. For his services as Aether’s chairman of the Board of Directors and chief executive officer, Mr. Oros received an amount of compensation for 2002 determined in accordance with the employment contract entered into in 1999, and did not receive an increase for 2003. In determining whether to award Mr. Oros a bonus for 2002, the Compensation Committee reviewed a number of factors, including general progress of the company, its competitive nature within the industry, current market conditions, and the current value of Aether stock. The committee recognized the continued progress that had been made to reduce operating expenses while sustaining most of the company’s revenue base in a challenging economic environment. However, the Compensation Committee agreed with Mr. Oros’ suggestion that he not receive a cash bonus for 2002 and that he not receive an option grant with respect to his status as an executive officer. The Compensation Committee did grant Mr. Oros an option for 100,000 shares during 2002 as part of a grant in which each of Aether’s directors received a grant of an option for 100,000 shares.

      Compensation Deduction Limit. The SEC requires that this report comment on Aether’s policy with respect to a special rule under the tax laws, section 162(m) of the Internal Revenue Code. That section limits, with exceptions described below, the compensation that a corporation can deduct for payments to a chief executive officer and the four other most highly compensated executive officers to $1 million per officer per year. A company can deduct compensation (including from exercising options) in excess of $1 million if it pays the compensation under a plan that its shareholders approve and that is performance-related. Option exercises are typically deductible under such a plan if granted with exercise prices at or above the market price when granted or if grandfathered because granted before the public offering. The Committee’s policy with respect to the compensation deduction limit is to make every reasonable effort to ensure that compensation likely to be received by a senior executive is deductible under section 162(m), while at the same time giving Company executives incentives to stay with and enhance Aether’s value. The Committee believes, however, that compensation exceeding the $1 million deduction limit should not be ruled out where such compensation is justified based on the executive’s value to Aether and its shareholders. The Committee believes that no executive compensation expenses paid in 2002 will be non-deductible under section 162(m).

      This Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this proxy statement, unless the report is specifically incorporated by reference.

J. Carter Beese, Jr.*

*	Mr. Beese was the only remaining director who participated in the deliberations concerning compensation reported for 2002.

Compensation Committee Interlocks and Insider Participation

      None of the members of our Compensation Committee is or has ever been an officer or employee of Aether or any of its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) requires our officers (as defined in regulations issued by the SEC) and directors, and persons who own more than ten percent of a registered class of Aether’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

      Based solely on a review of copies of such reports of ownership furnished to us and certifications from executive officers and directors, we believe the following persons failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years: David S. Oros filed a Form 4 one day late for two transactions; George Davis filed a Form 4 one day late for one transaction; J. Carter Beese, Jr. filed a Form 4 one day late for one transaction; George P. Stamas filed a Form 4 one day late for one transaction; and Truman T. Semans filed a late Form 3.

Stock Performance Chart

      As part of proxy statement disclosure requirements mandated by the SEC, we are required to provide a comparison of the cumulative total shareholder return on our common stock with that of a broad equity market index and either a published industry index or a peer group index. This graph is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the 1934 Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the corporation under the Securities Act of 1933 or the 1934 Act.

      The following chart compares the yearly percentage change in the cumulative total shareholder return in Aether’s common stock since our initial public offering on October 21, 1999 with the cumulative total return on the S&P 500 Index (the equity index) and the Business Software Services Index prepared by

Media General Financial Services (the peer index). The comparison assumes $100 was invested on October 21, 1999 in Aether’s common stock and in each of the above indices with reinvestment of dividends.

Comparison of Cumulative Total Return

Among Aether Systems
S&P 500 Index and Business Software Services Index

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Since January 1, 2002, we have engaged in the following transactions or there are currently proposed transactions with the following persons:

•	directors, nominees for election as directors, or executive officers;

•	beneficial owners of 5% or more of Aether’s common stock;

•	immediate family members of the above, and

•	entities in which the above persons have substantial interests.

Reuters Limited

      During the fourth quarter of 2002, we purchased from Reuters Limited and Reuters Overseas Holdings B.V. their 40% interest in Sila for a purchase price of $330,000. Reuters Limited was one of Aether’s original investors and held in excess of 5% of Reuters common stock until October 21, 2002. Reuters had the right to appoint one director until October 24, 2002, and Devin N. Wenig, an officer of Reuters, was a director of Aether until May 28, 2002. Sila was a European joint venture we formed with Reuters in 2000. The results of Sila’s operation were consolidated with ours in 2002, 2001 and 2000. As a result of this acquisition, all minority interests have been eliminated and all of our subsidiaries are now wholly-owned.

      Reuters also provided financial data services to Aether during 2002 and received $475,916 for these services through October 21, 2002, the date on which its ownership fell below 5%. Aether provided

Reuters’ employees MarketClip and Blackberry by Aether services during 2002 and Aether received compensation of $8,389 for these services through October 21, 2002.

Huber Oros & Company, LLC

      Since the middle of 2000, Huber Oros & Company, LLC (“Huber Oros”) has been the administrative agent of our corporate benefits program. Matthew Oros, the chief executive officer and founder of Huber Oros, is the brother of David S. Oros, our Chairman and Chief Executive Officer. Aether paid Huber Oros $175,783 in agency fees in 2002, which is based on a percentage of the total claims processed by Huber Oros on behalf of Aether during 2002.

Aircraft Rental

      During 2002, Dave Oros, our Chairman and Chief Executive Officer, reimbursed Aether $149,016 for his personal use of Aether’s corporate jet, which Aether is currently seeking to sell. The amount reimbursed to Aether included the direct costs associated with the flights as well as a portion of the indirect overhead costs that are billed to Aether by an independent management company.

REPORT OF THE AUDIT COMMITTEE

Audit Committee Report

      The role of the Audit Committee is to assist the Board of Directors in its oversight of Aether’s financial reporting process, in accordance with its charter. Management of Aether is responsible for the preparation, presentation and integrity of Aether’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing Aether’s financial statements in accordance with generally accepted auditing standards and expressing an opinion as to their conformity with generally accepted accounting principles. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

      In the performance of the Audit Committee’s oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee relies without independent verification on the information provided to it and on the representations made by management and the independent accountants. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has considered whether the provision of non-audit services by the independent auditors to Aether is compatible with maintaining the auditors’ independence and has discussed with the auditors the auditors’ independence.

      Based upon the reports and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in Aether’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

      This Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this proxy statement, unless the report is specifically incorporated by reference.

April 25, 2003

James T. Brady (Chairman)
Jack B. Dunn IV
George P. Stamas

Information Regarding the Fees Paid to KPMG during the Year Ending December 31, 2002

      Aggregate fees for professional services rendered for Aether by KPMG for the years ended December 31, 2002 and 2001, were:

	2002	2001

Audit Fees	$820,000	$1,179,000
Audit-Related Fees	123,000	707,000
Tax Fees	421,000	578,000
All Other Fees	—	—

Total Fees	$1,364,000	$2,464,000

      The Audit Fees for the years ended December 31, 2002 and 2001 were for professional services in connection with the audits of Aether’s annual consolidated financial statements and quarterly reviews for the years ended December 31, 2002 and 2001.

      The Audit-Related Fees for the years ended December 31, 2002 and 2001 were mainly for assurance and related services for proposed acquisitions and internal controls analysis.

      The Tax Fees for the years ended December 31, 2002 and 2001 were for tax consulting and tax compliance services provided to Aether and its foreign subsidiaries.

      The de minimis exception was not used for any fees paid to KPMG.

      The Audit Committee considered whether the services rendered by KPMG, except for services rendered in connection with its audit of the Company’s annual financial statements and review of the quarterly financial statements, are compatible with maintaining KPMG’s independence. Representatives of KPMG are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

ADDITIONAL INFORMATION

      We have adopted a process called “householding” for mailing the annual report and proxy statement in order to reduce printing costs and postage fees. Householding means that stockholders who share the same last name and address will receive only one copy of the annual report and proxy statement, unless we receive contrary instructions from any stockholder at that address. We will continue to mail a proxy card to each stockholder of record.

      If you prefer to receive multiple copies of the annual report and proxy statement at the same address, we will provide additional copies to you promptly upon request. If you are a stockholder of record, please contact Gregg Lampf, Director, Investor Relations, at 11460 Cronridge Drive, Owings Mills, Maryland 21117, or at telephone number (410) 654-6400. Eligible stockholders of record receiving multiple copies of the annual report and proxy statement can request householding by contacting us in the same manner.

      If you are a beneficial owner, you may request additional copies of the annual report and proxy statement or you may request householding by contacting your broker, bank or nominee.

      Copies of Aether’s Annual Report on Form 10-K and the exhibits to the Annual Report on Form 10-K are available at no charge upon request. To obtain copies of the Annual Report on Form 10-K or its exhibits, please contact Gregg Lampf, Director, Investor Relations, at 11460 Cronridge Drive, Owings Mills, Maryland 21117, or at telephone number (410) 654-6400.

STOCKHOLDER PROPOSALS

      If you intend to propose any matter for action at our 2004 Annual Meeting of Stockholders and wish to have the proposal included in our proxy statement, you must submit your proposal to the Secretary of Aether at 11460 Cronridge Drive, Owings Mills, Maryland 21117, not later than January 10, 2004. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Exchange Act of 1934 as well as the requirements of our certificate of incorporation and bylaws. Only then can we consider your proposal for inclusion in our proxy statement and proxy relating to the 2004 Annual Meeting. We will be able to use proxies you give us for the next year’s meeting to vote for or against any shareholder proposal that is not included in the proxy statement at our discretion unless the proposal is submitted to us on or before March 25, 2004.

BY ORDER OF THE BOARD OF DIRECTORS

David C. Reymann Secretary

Owings Mills, Maryland

May 9, 2003

DETACH HERE

PROXY

AETHER SYSTEMS, INC.

PROXY FOR ANNUAL MEETING OF JUNE 18, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints David S. Oros and David C. Reymann, or either of them, as attorneys-in-fact, with full power of substitution, to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of Aether Systems, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders of Aether Systems, Inc. to be held on June 18, 2003 at the Baltimore Marriott Inner Harbor Hotel, 110 South Eutaw Street, Baltimore, Maryland 21201, at 10:00 a.m. local time or at any adjournment thereof.

SEE REVERSE SIDE	NOT VALID UNLESS DATED AND SIGNED ON THE REVERSE SIDE	SEE REVERSE SIDE

AETHER SYSTEMS, INC.

C/O EQUISERVE TRUST COMPANY N.A
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

          Please mark

[X]    votes as in
          this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

				FOR	AGAINST	ABSTAIN
1.	Election of directors.	2.	The Appointment of KPMG LLP as Independent auditors.	{ }	{ }	{ }
	Nominees:
	(01) J.Carter Beese, Jr.,
	(02) James T. Brady,
	(03) George M. Davis,
	(04) Jack B. Dunn IV,
	(05) Edward J. Mathias,
	(06) David S. Oros,
	(07) Truman T. Semans,
	(08) George P. Stamas, and
	(09) Kendra A. VanderMeulen

[ ]	FOR ALL NOMINEES	[ ]	WITHHELD FROM ALL NOMINEES	IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT.	[ ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	[ ]

NOTE: Please sign exactly the name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, give full name and title as such.

Please sign, date and return promptly in the accompanying envelope.

Signature: ______________________________   Date: _________   Signature: ______________________________   Date: _________